EXHIBIT 4.16

SHARE PLEDGE AGREEMENT

THIS SHARE PLEDGE AGREEMENT (the "Pledge of Shares

Agreement") dated as of 30th day of January, 2003, executed by and amongst:

(1)

ALAMOS MINERALS LTD. (hereinafter the "Pledgor"), a corporation organized and existing under the laws of the Province of British Columbia, Canada, as pledgor of the "Shares" (as defined below); and

(2)

H. MORGAN & COMPANY (hereinafter the “Pledgee”), a corporation organized and existing under the laws of the Island of Grand Cayman, as pledgee of the Shares.

PRELIMINARY STATEMENTS

I.- LOAN AGREEMENT.

(a) As of the 30th day of January, 2003, the Pledgor and the Pledgee entered into a certain Loan Agreement (the "Loan Agreement"), pursuant to which, and subject to the fulfillment of certain conditions therein specified the Pledgee agreed to make available to the Pledgor, a non-revolving loan in the aggregate principal amount of up to six million ($6,000.000.00) dollars in the lawful currency of Canada, under the terms of the Loan Agreement (hereinafter the “Loan”)

(b)

In order to additionally document the repayment of the Loan, the Pledgor  has made and delivered a promissory note in the principal amount of the Loan to the order of the Pledgee (the "Note").

SCHEDULE AREPRESENTATIONS AND WARRANTIES

II.-  The Pledgor represents and warrants that:

(a)

Unless otherwise enumerated herein, the representations, warranties and covenants contained within the Loan Agreement are hereby incorporated by reference and form part of this Pledge of Shares Agreement.

(b)

The creation of the pledge under this Pledge of Shares Agreement does not and will not render the Pledgor insolvent.

(c)

As of the date hereof, it has good title to, and is the sole beneficial and record owner of 49,999 common shares (the "Shares" or the “Pledged Shares”) of the issued 50,000 common shares of total capital stock of Minera Bienvenidos S.A. de C.V. (the "Issuer Company") evidenced by the share certificates listed in Exhibit "B" hereto;

(d)

The Shares were validly issued, are fully paid and are free and clear of any liens, limitation of domain, security interests, mortgages, charges, option rights, fiduciary rights, adverse claims, encumbrances and rights of other persons of any nature and description whatsoever (except for the pledge created hereby).

(a)

     The representations and warranties set forth in this Pledge of Shares

Agreement shall survive the execution and delivery of this Pledge of Shares Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

CLAUSES

FIRST.-

The Pledgor hereby creates a pledge and first priority security interest on all of the Shares which are described in Exhibit "B" hereto, for the benefit of the Pledgee, to secure the exact payment when due (whether by stated maturity, redemption, acceleration or otherwise), of all amounts including principal of, interest on, fees related to, and additional amounts, if any, under the Loan Agreement (the “Secured Obligations”).

SECOND.-

The pledge created hereby (the “Pledge”) is perfected pursuant to the terms of Article 334 of the Mexican General Law Governing Credit Instruments and Transactions (“Ley General de Títulos y Operaciones de Crédito”) (hereinafter “LGTOC”), by the delivery of the share certificates evidencing the Pledged Shares to the Pledgee or the nominee of the Pledgee being Beard Winter LLP.

To further evidence the Pledge of the Pledged Shares, the Pledgor will, simultaneously herewith, (I) instruct the Secretary of the Board of Directors of the Issuer Company to register the Pledge in the stock register of the Issuer Company; and (ii) deliver to the Pledgee a certificate of the Secretary of the Board of Directors of the Issuer Company of the Pledged Shares, stating that such registration has been made.

THIRD.-

The Pledge created hereunder shall be subject to the requirement that until such time as the Pledgee gives written notice (a "Notice of Default"), to the Pledgor stating that an Event of Default (as such term is defined in the Loan Agreement) has occurred, the Pledgor shall be entitled to exercise all voting rights pertaining to the Pledged Shares it owns, provided, however, that (i) such voting rights may not be exercised by the Pledgor in any manner which is not consistent with the terms hereof, or of the Loan Agreement, or in any manner that may impair the rights of the Pledgee hereunder; and (ii) in the event of occurrence of an Event of Default with respect to which a Notice of Default is delivered pursuant to this paragraph (a), then the Pledgee will be entitled to exercise all voting rights pertaining to the Pledged Shares.  For purposes of this paragraph (a), in the event that no Notice of Default shall have been given and be effective and the Pledgor gives ten (10) days prior written notice to the Pledgee stating that a shareholders' meeting of the Issuer Company has been called, then the Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such certificates and other documents as the Pledgor may reasonably request from the Pledgee, for the purpose of enabling the Pledgor to exercise the voting rights pertaining to it in the corresponding Pledged Shares in such shareholders' meeting; and provided, that, if such notice is not given to the Pledgee or if the same is not given within the term specified above, the Pledgee shall have no liability whatsoever if the Pledgor is not able to exercise its corresponding voting rights at such shareholders' meeting.  In order to give effect to the foregoing, the Pledgor will, simultaneously herewith, deliver to the Pledgee a power of attorney from the Pledgor empowering the Pledgee at a later date to endorse the share certificates over to such person as may be designated by the Pledgee and to instruct the Issuer Company to issue new certificates to the endorsee.

FOURTH.-

Pursuant to Article 343 of the LGTOC, if all or any part of the Pledged Shares shall be redeemed by means of the payment of their value in cash, either as a result of a capital stock decrease or due to the liquidation of the Issuer Company or otherwise, the Pledgee shall have the right to collect such cash payment and the same shall be subject to the Pledge created hereby, and applied to the payment of the Secured Obligations as set forth in Clause Seventh below.

FIFTH.-

The Pledgor hereby undertakes, for so long as there are any Secured Obligations outstanding, to pledge for the benefit of the Pledgee, under the terms of this Pledge of Shares Agreement, any new shares of the capital stock of any of the Issuer Companies which the Pledgor may acquire or otherwise receive, including, without limitation, any new shares issued by such Issuer Company as a result of stock dividends, a stock split, a reclassification, a readjustment or other change to the capital structure of the Issuer Company, provided that such new shares shall be pledged for the benefit of the Pledgee and perfected in accordance with the terms of Clause Second hereinabove, as soon as reasonably practicable, but in any event, within ten (10) days following the date such shares are acquired or otherwise received by the Pledgor, and such pledge of the new shares shall be established to secure the Secured Obligations.

The Pledgor hereby agrees to execute all necessary documentation in order to create the pledge referred to in the above paragraph.

SIXTH.-

The Pledgor expressly agrees the Pledgee may request the sale of any of the Pledged Shares in terms of Article 341 of the LGTOC, if a Notice of Default has been delivered.

SEVENTH.-

The Pledgor expressly agrees that, in the event that any amount in cash becomes pledged as provided for hereunder, title to such amount in cash shall be transferred and conveyed to the Pledgee as provided in Article 336 of the LGTOC, and as permitted pursuant to Article 338 of the LGTOC, the Pledgee shall have the right to apply such amounts to the payment of the Secured Obligations, and the balance thereof, if any, shall be delivered to the Pledgor.

EIGHTH.-

The Pledge which is created hereby shall be indivisible and will be in full force and effect up to the date on which all Secured Obligations are paid in full.

NINTH.-

Any amounts derived from the foreclosure of the Pledge, or otherwise, which under the terms hereof are to be applied to the payment of the Secured Obligations, shall be applied in the following order of preference and priority:

First.-  To the payment of all reasonable fees and expenses incurred by or on behalf of the Pledgee, in connection with the enforcement of the obligations of the Pledgor hereunder and with such foreclosure or execution.

Second.– To the payment of all amounts of:  (a) principal of, (b) interest on, (c) fees related to, and (d) additional amounts, if any, on the Secured Obligations; and

Third.- The remaining amounts, if any, shall be delivered to the Pledgor.

TENTH.- All notices and communications provided for hereunder shall be in writing in the English language (or accompanied by a certified English translation thereof).  Any notice, direction or other instrument required or permitted to be given under this Agreement by the Lender to the Company or the Company to the Lender shall be in writing and may be given by delivery by mail, by registered mail or by facsimile or other similar form of communication to the following addresses:

if to the Pledgor:

Alamos Minerals Ltd.

#1400 – 400 Burrard Street

Vancouver, British Columbia

V6C 3A6

Attention: John McCluskey

Fax: (604) 643-1773

with a copy to:

Gowling Lafleur Henderson LLP
#2300 – 1055 Dunsmuir Street
Vancouver, British Columbia
V7X 1J1
Attention: Joseph P. Giuffre
Fax: (604) 689-8610

if to the Pledgee:

H. Morgan & Company
Colombia House
32 Reid Street
4th Floor
Hamilton, Bermuda
Attention:

William F. Maycock
Fax:

(441) 296-1199

with a copy to:

Beard Winter LLP
130 Adelaide Street West, Suite 701
Toronto, Ontario
M5H 2K4

Attention:

Richard I.R. Winter, Q.C.
Fax:

(416) 593-5239

Any notice, direction or instrument given shall:

(i) if delivered, be deemed to have been given or made at the time of delivery;

(ii) if sent by facsimile or other form of similar electronic communication, be   deemed to have been delivered at the date and time as evidenced by the conformation received by the sending machine; and

(iii) if sent by mail or overnight courier or other similar form of written com munication, with return receipt requested, shall be deemed to have been validly served, given, delivered or received immediately when delivered against receipt, on the fifth Business Day after deposit with an overnight courier or, in the case of mail, on the tenth Business Day after deposit with a national postal service.

Any party may give written notice of change of address in the same manner, in which event notice shall thereafter be given at that changed address.

ELEVENTH.-

This Pledge of Shares Agreement shall be executed in both the English and Spanish languages, both of which shall bind the parties hereto and constitute but one agreement and instrument, as the case may be; provided, however, that in case of doubt as to the proper interpretation or construction of this Pledge of Shares Agreement, the English text shall be controlling in all cases, except in connection with any legal action or proceeding brought in respect of this Pledge of Shares Agreement in the competent courts of Mexico, or any political subdivision thereof, in which case the Spanish text shall be controlling.  In the event that the English version of the Pledge of Shares Agreement is executed prior to the execution of the Spanish version of the Pledge of Shares Agreement, the fact that the English version of the Pledge of Shares Agreement was executed prior to the Spanish version shall in no way impeach or compromise the enforceability of this Pledge of Shares Agreement.

TWELFTH.- THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE OF SHARES AGREEMENT AND PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS OF THE PROVINCE OF BRITISH COLUMBIA. THE PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO THE PLEDGOR AT ITS ADDRESS SPECIFIED HEREIN. THE PLEDGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PLEDGOR FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH JURISDICTION AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH PROVINCE OR STATE ON THE BASIS OF FORUM NON CONVENIENS. THE PLEDGOR FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE PLEDGEE SHALL BE BROUGHT ONLY IN THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA. PLEDGOR WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

Nothing in this paragraph shall affect the right of Pledgee to serve legal process in any other manner permitted by law or affect the rights of the Pledgee to bring any action or proceeding against Pledgor or its respective property in the courts of any other jurisdiction.

To the extent that the Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its respective property, the Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Pledge of Shares Agreement.

THIRTEENTH.-

The Pledgor hereby undertakes to, so long as any of the Secured Obligations hereunder remain unpaid or unperformed (i) execute, perform and undertake all acts, actions, filings and or requirements that may be necessary or that may be requested by the Pledgee in order to protect and maintain the continuing validity and enforceability of this Pledge, and of the rights and remedies of the Pledgee hereunder, and to assume and incur all reasonable costs and expenses and notary and recording fees required for such purposes; (ii) promptly furnish the Pledgee with any information or writings which the Pledgee may reasonably request concerning the Pledged Shares; (iii) allow the Pledgee to inspect the stock registry, the minute book and the capital variations book of the Pledgor relating to the Pledged Shares, and to make and take away copies of such records during normal business hours; and (iv) promptly, as the circumstances may reasonably allow it, notify the Pledgee of any material adverse change in any fact or circumstance represented by the Pledgor in this Pledge Agreement or in any other writing furnished by the Pledgor to the Pledgee in connection with the Pledged Shares.

FOURTEENTH.-

The Pledgee and the Pledgor undertake to perform such duties and only such duties as are specifically set forth in this Pledge of Shares Agreement, and no implied covenants or obligations shall be read into this Pledge of Shares Agreement against the Pledgee.

FIFTEENTH.-

This Pledge of Shares Agreement may not be amended, discharged or terminated (other than a termination in terms of Clause Eighth hereof), unless such amendment, discharge or termination is in writing and signed by the Pledgor and the Pledgee.

SIXTEENTH.-

The Pledgor agrees to indemnify the Pledgee against, and to hold the Pledgee harmless from and against, any loss, claim, demand or expense (including reasonable attorney's fees) by reason, or in any matter related to the Pledge created hereby, or by reason of the failure of the Pledgor to comply with any state or provincial or federal statute, rule, regulation, order or decree, including expenses incurred in satisfying any applicable laws.

SEVENTEENTH.-

This Pledge of Shares Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

EIGHTEENTH.-

This Pledge of Shares Agreement shall expire as soon as all the obligations secured hereunder shall have been duly satisfied and fulfilled.

NINETEENTH.-

This Pledge of Shares Agreement may be assigned by the Pledgee upon ten (10) days written notice to the Pledgor.  The Pledge of Shares Agreement may not be assigned by the Pledgor without the prior written consent of the Pledgee.

TWENTIETH

This Pledge of Shares Agreement and the rights and obligations of the parties hereto and thereto shall be governed by and be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge of Shares Agreement to be executed by their respective officers or agent thereunto duly authorized, as of the date first above written.

ALAMOS MINERALS LTD. Per: (signed) “C.F. Millar” Authorized Signatory
H. MORGAN & COMPANY Per: (signed) “William F. Maycock” Authorized Signatory

LIST OF EXHIBITS

EXHIBITS

"A"

INTENTIONALLY BLANK

"B"

DESCRIPTION OF CERTIFICATES OF PLEDGED SHARES.

EXHIBIT "A"

INTENTIONALLY BLANK

EXHIBIT "B"

DESCRIPTION OF CERTIFICATES OF PLEDGED SHARES

Certificate #1 for 49,999 common, fully paid, shares of the minimum fixed capital stock of Minera Bienvenidos S.A. de C.V., par value $1 Mexican peso each, issued to Alamos Minerals Ltd. on August 24, 1999.